UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 West Sam Houston Parkway North Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry Into Material Definitive Agreement

On November 24, 2021 (the “Closing Date”), Battalion Oil Corporation (the “Company”) and Halcón Holdings, LLC, a wholly owned subsidiary of the Company (the “Borrower”), entered into an Amended and Restated Senior Secured Credit Agreement (the “Term Loan Agreement”) with Macquarie Bank Limited, as administrative agent, and certain other financial institutions party thereto, as lenders.  The Term Loan Agreement amends and restates in its entirety the Company’s Senior Secured Revolving Credit Agreement entered into on October 8, 2019, as amended, by and among the Company, Bank of Montreal, as administrative agent, and the lenders party thereto (the “Existing Credit Agreement”).  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Term Loan Agreement.

Pursuant to the Term Loan Agreement, the lenders have agreed to loan the Borrower (i) $200.0 million, which funded on the Closing Date and was partially used to refinance all amounts owed under the Existing Credit Agreement; (ii) up to $20.0 million, available to be drawn up to 18 months from the Closing Date, subject to the satisfaction of certain conditions; and (iii) up to $15.0 million, which amount will be available to be drawn from the date certain wells included in the APOD (defined below) are deemed Producing APOD Wells until up to 18 months after the Closing Date, subject to the satisfaction of certain conditions.

The maturity date of the Term Loan Agreement is November 24, 2025. Until such maturity date, borrowings under the Term Loan Agreement shall bear interest at a rate per annum equal to LIBOR (or another applicable reference rate, as determined pursuant to the provisions of the Term Loan Agreement) plus an applicable margin of 7.00%.

The Borrower may elect, at its option, to prepay any borrowing outstanding under the Term Loan Agreement subject to the following prepayment premiums:

Period	Premium
Months 0 - 12	Make-whole amount equal to 12 months of interest plus 2.00%
Months 13 - 24	2.00%
Months 25 - 36	1.00%
Months 37 - 48	0.00%

The Borrower may be required to make mandatory prepayments of the loans under the Term Loan Agreement in connection with the incurrence of non-permitted debt, certain asset sales, and with excess cash on hand in excess of certain maximum levels.  The Borrower is required to make scheduled amortization payments in the aggregate amount of $120.0 million from the fiscal quarter ending March 31, 2023 through the fiscal quarter ending September 30, 2025.

Amounts outstanding under the Term Loan Agreement are guaranteed by certain of the Borrower’s direct and indirect subsidiaries and secured by a security interest in substantially all of the assets of the Borrower and such direct and indirect subsidiaries, and of the equity interests of the Borrower held by the Company.

The Term Loan Agreement contains certain customary representations and warranties, as well as certain customary affirmative and negative covenants.

The Term Loan Agreement also contains certain financial covenants, including the maintenance of (i) an Asset Coverage Ratio not to fall below (A) 1.50 to 1.00 as of December 31, 2021 and March 31, 2022, (B) 1.60 to 1.00 as of June 30, 2022, (C) 1.70 to 1.00 as of September 30, 2022, and (D) 1.80 to 1.00 as of December 31, 2022 and each fiscal quarter thereafter, (ii) a Total Net Leverage Ratio not to exceed (A) 3.25 to 1.00 as of December 31, 2021 through and including June 30, 2022, (B) 3.00 to 1.00 as of September 30, 2022 and December 31, 2022, (C) 2.75 to 1.00 as of March 31, 2023, and (D) 2.50 to 1.00 as of each fiscal quarter thereafter, and (iii) a Current Ratio not to fall below 1.00 to 1.00, each determined as of the last day of any fiscal quarter period.

The Term Loan Agreement also contains an approved plan of development (the “APOD”) for the Company’s Monument Draw acreage through the drilling and completion of certain wells.  The Term Loan Agreement contains a PDP Production Test and an APOD Economic Test which the Company must maintain compliance with otherwise, subject to any available remedies or waivers, the Company is required to immediately cease making expenditures in respect of the APOD other than any expenditures deemed necessary by the Company in respect of no more than six additional APOD wells.

The Term Loan Agreement also contains certain events of default, including non-payment; breaches of representations and warranties; non-compliance with covenants or other agreements; cross-default to material indebtedness; judgments; change of control; and voluntary and involuntary bankruptcy.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Term Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Amended and Restated Senior Secured Credit Agreement dated as of November 24, 2021, by and among Battalion Oil Corporation, as holdings, Halcón Holdings LLC, as borrower, the subsidiary guarantors party thereto, Macquarie Bank Limited, as administrative agent, and the lenders party thereto.

99.1	Press release issued by Battalion Oil Corporation dated November 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1

Amended and Restated Senior Secured Credit Agreement dated as of November 24, 2021, by and among Battalion Oil Corporation, as holdings, Halcón Holdings LLC, as borrower, the subsidiary guarantors party thereto, Macquarie Bank Limited, as administrative agent, and the lenders party thereto.

99.1	Press release issued by Battalion Oil Corporation dated November 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

November 29, 2021	By:	/s/ R. Kevin Andrews
	Name:	R. Kevin Andrews
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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